Exhibit 99.1

Internal Associate Announcement

Today, I am pleased to share that Open Lending has entered into a definitive agreement to be acquired by ANV Group Holdings Ltd. for $3.15 per share through an all-cash tender offer. The transaction has been unanimously approved by our Board of Directors and is expected to close in the third quarter of 2026, subject to customary closing conditions, including regulatory approvals. ANV was established in December 2025 following a strategic transaction in which AmTrust Financial Services and Blackstone Credit & Insurance spun off a portfolio of AmTrust’s managing general agencies and fee-based businesses into an independent company.

ANV recognizes the strength of Open Lending’s platform, vision, and market opportunity. This partnership reflects a shared commitment to creating long-term value for customers, shareholders, and associates. Joining forces with ANV will provide Open Lending with additional capital, broader strategic capabilities, and the support needed to accelerate innovation, expand our reach, and drive sustainable long-term growth.

Founded over 25 years ago, Open Lending has helped financial institutions expand access to automotive credit through our proprietary risk decisioning technology and insurance-backed credit solutions. This acquisition reflects the strength of our platform, the value of our longstanding partnerships, and the reputation you have helped build as a respected and trusted business.

Until the transaction is complete, Open Lending and ANV will continue to operate as separate companies. Following completion of the acquisition, Open Lending will continue serving its customers and distribution partners as it does today, while benefiting from ANV’s resources and broader platform capabilities.

We recognize that news like this brings questions, and we are committed to transparent communication throughout the process. We will share more details during our company-wide town hall later today, and you can find additional information in the press release https://investors.openlending.com/news-releases/news-release-details/open-lending-enters-merger-agreement-be-acquired-anv. As always, we move forward with focus and determination, staying committed to business as usual and delivering the high level of service our customers and partners count on.

Today, we celebrate this milestone with deep gratitude for everyone who made it possible — and with excitement for the journey ahead. I am incredibly proud of this team and everything you’ve accomplished. This milestone reflects your hard work, dedication, and the meaningful impact you make every day.

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Additional Information and Where to Find It

The tender offer for the shares of Open Lending Corporation’s (“Open Lending” or the “Company”) common stock (the “Offer”) has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Open Lending’s securities, nor is it a substitute for the Offer materials that ANV Group Holdings Ltd. (“ANV”) and Lakers Acquisition Sub, Inc., a subsidiary of ANV (“Purchaser”), will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the Offer. A solicitation and offer to buy shares of Open Lending’s common stock will only be made pursuant to the Offer materials that ANV and Purchaser intend to file with the SEC. At the time the Offer is commenced, ANV and Purchaser will file Offer materials on Schedule TO with the SEC, and Open Lending will thereafter file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF OPEN LENDING SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will be made available to all stockholders of Open Lending at no expense to them at Open Lending’s website at www.openlending.com and (once they become available) will be mailed to Open Lending’s stockholders free of charge. The information contained in, or that can be accessed through, Open Lending’s website is not a part of, or incorporated by reference herein. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will also be made available for free on the SEC’s website at www.sec.gov. Open Lending also files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Open Lending with the SEC for free on the SEC’s website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. Generally, these statements may be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” or “continue,” or the negative of these words or other similar terms. These forward-looking statements are based on a number of assumptions that could ultimately prove

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inaccurate. Forward-looking statements made herein with respect to the Offer, the merger and related transactions, including, for example, the anticipated timing of the completion of the Offer and the merger and the potential benefits of the merger, reflect management’s current analysis of existing information and are subject to various risks and uncertainties. As a result, undue reliance should not be placed on forward-looking statements which speak only as of the date they are made. Actual results may differ materially from those expressed or implied in forward-looking statements, including due to the following factors, among others: (i) uncertainties as to the timing of the Offer and the merger; (ii) uncertainties as to how many stockholders will tender their shares in the Offer; (iii) the possibility that competing acquisition proposals will be made; (iv) the possibility that the Company will terminate the merger agreement to enter into an alternative transaction; (v) the possibility that various closing conditions for the transactions contemplated by the merger agreement may not be satisfied or waived; (vi) the risk that the merger agreement may be terminated in circumstances requiring the Company to pay a termination fee; (vii) the potential impact of the announcement or consummation of the proposed transactions on the Company’s relationships, including with employees, business partners and customers; (viii) the risk of actual or threatened litigation in connection with the Offer and merger; and (ix) the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, as well as the tender offer materials filed and to be filed by ANV and the Purchaser in connection with the Offer and the solicitation/recommendation statement to be filed by the Company. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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